Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2024 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

June 20, 2024

(1)	The election of the following ten (10) directors to the Board of Directors of the Company, each to serve until the 2025 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	10,228,215	367,395	1,376,228
Cynthia A. Flanders	10,269,087	326,523	1,376,228
Peter W. Getsinger	10,133,609	462,001	1,376,228
William F. Griffin, Jr.	10,319,751	275,859	1,376,228
John R. Jeffrey, Jr.	10,132,720	462,890	1,376,228
William F. Leimkuhler	9,818,178	777,432	1,376,228
W.G. Champion Mitchell	7,181,361	3,414,249	1,376,228
James W. Quinn	10,044,817	550,793	1,376,228
Karen A. Sweeney	10,579,823	15,787	1,376,228
David H. Watson	10,110,871	484,739	1,376,228

(2)	The nonbinding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

The result of the voting was as follows:

For	Against	Abstain	Broker Non-Votes
9,946,237	634,921	14,452	1,376,228

(3)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2025.

The result of the voting was as follows:

For	Against	Abstain
11,886,121	83,534	2,183